                             ARCH NATIONWIDE PAGING

                               RESELLER AGREEMENT


AGREEMENT, dated as of the 7th day of April, 1995 by and between Arch Nationwide Paging, a Division of Arch Communications Enterprises, Incorporated ("ANP") and Mercury Cellular Telephone Company, a corporation ("Reseller").

                               W I T N E S S E T H :

WHEREAS, ANP has established an expanded area paging system network for the purpose of providing nationwide paging services ("Paging Services"); and

WHEREAS, Reseller wishes to obtain from ANP and resell to subscribers solicited by Reseller ("Reseller's Subscribers") Paging Services in the Reseller's territory as identified on Attachment A ("Territory") ,

NOW THEREFORE, the parties agree as follows:

1.       Purchase and Resale of Paging Service.

         1.1 Reseller shall purchase Paging Services from ANP and shall resell Paging Services to Reseller's Subscribers, upon and subject to the terms and conditions set forth in this agreement.

         1.2 From time to time Reseller can request from ANP, and ANP shall assign to Reseller, numbers by which Reseller's Subscribers can obtain Paging Service ("Paging Numbers"); provided however, that Paging Numbers are available, as determined solely by ANP.

2.       Term and Termination.

         2.1 Unless otherwise terminated in accordance with other provisions of this agreement, (i) the initial term of this agreement shall commence on the date set forth on the first page hereof ("Commencement Date") and shall continue for one
                 (1) year and (ii) the term shall continue after the initial term for consecutive renewal terms of (1) year each commencing on the anniversary of the Commencement Date unless terminated by either party at the end of the initial term or any renewal term upon at least ninety (90) days' prior notice.

         2.2 If either party commits a breach of this agreement and has not cured such breach within thirty (30) days after notice thereof, this agreement shall terminate; provided, however, that a breach of this agreement by Reseller under 4.1 hereof must be cured within ten (10) days after notice thereof or this agreement shall terminate.

         2.3 This agreement shall terminate immediately if (i) either party becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; or (ii) either party applies for or consents to the appointment of a trustee or receiver, or a trustee or receiver is appointed for either party; or (iii) bankruptcy, insolvency or liquidation or other proceedings are commenced by or against either party, and such appointment or proceedings are not dismissed within thirty (30) days after such appointment or commencement.

         2.4 Immediately upon the expiration or termination of this agreement, pursuant to section 2.1 hereof, Reseller shall (i) cease reselling new Paging Services from ANP; (ii) cease using ANP Trademarks; (iii) deliver to ANP advertising and promotional material utilizing ANP Trademarks and ANP confidential and proprietary information of any description; and (iv) immediately begin to negotiate in good faith with ANP for the purchase of Reseller's Subscriber agreements of the subscribers who have obtained Paging Services from ANP.

         2.5 If this agreement is terminated by ANP because of Reseller's breach pursuant to Sections 2.2 or 2.3 hereof, Reseller will immediately assign to ANP all agreements with Resellers' Subscribers receiving Paging Service, and deliver to ANP a complete list of all subscribers including names, addresses, code number, number of paging units and monthly rates and pay to ANP all sums received from Subscribers for Paging Service from ANP after termination of this agreement, as a liquidated settlement of this agreement.

3.       Duties of Reseller.

         3.1 Either party shall solicit subscribers to the Paging Service from persons other than persons or entities currently receiving Paging Service pursuant to arrangements with the other party or any other reseller for the other party. However, either party can enter into agreements for and provide Paging Services to the other party's subscribers if such subscribers initiate the solicitation. If Reseller solicits and resells Paging Service to any subscriber already receiving Paging Service from ANP or another reseller, then, in addition to any other remedies available to ANP, immediately upon notice by ANP to Reseller, Reseller will terminate any agreement with such subscriber and cease providing Paging Service. Moreover, in the event that ANP, from time to time, enters into nationwide agreements (a "Corporate Agreement") with various corporations ("Contract Clients"), Reseller herewith agrees to resell Paging Service to Contract Clients under the terms of the applicable Corporate Agreement.

         3.2 Reseller shall enter into written contracts with Reseller's Subscribers only on a form which ANP has previously approved in writing. The form of contract shall include the following language:

                          "Subscriber shall obtain no proprietary interest in any Paging Number assigned for its use and any Paging Number can be changed at any time upon notice by Reseller."

                          "LIMITATION OF LIABILITY

                          THE LIABILITY OF MERCURY CELLULAR & PAGING
                          (RESELLER'S NAME) AND OF ANY SUPPLIER OF PAGING SERVICE, INCLUDING BUT NOT LIMITED TO ANY FAILURE OF OR DISRUPTION OF PAGING SERVICE, REGARDLESS OF WHETHER THE CLAIM IS BASED ON BREACH OF CONTRACT, TORT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE MONTHLY BILLING PAYABLE BY SUBSCRIBER IN THE MONTH IN WHICH SUCH CLAIM OR CLAIM OR ACTION ARISES. IN NO EVENT SHALL MERCURY CELLULAR AND PAGING (RESELLER'S NAME) OR ANY SUPPLIER OF PAGING SERVICE,(INCLUDING BUT NOT LIMITED TO ARCH NATIONWIDE PAGING) BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES."

         3.3 Reseller shall be solely responsible for billing and collecting all sums due from Reseller's Subscribers for Paging Service and shall collect and pay any and all federal, state or local taxes of any description imposed upon Paging Service.

         3.4 Reseller shall provide to ANP, not later than January 31 and June 30 of each calendar year, a good faith estimate of the quantity and geographic distribution of Paging Numbers Reseller shall require during the calendar year.

         3.5 During the term of this Agreement, ANP grants to Reseller, if Reseller decides to accept, a limited license to advertise and promote Paging Service and to use the trademarks and trade names set forth in Attachment B hereto or as ANP may hereafter deliver to Reseller ("Trademarks"). Prior to any use by Reseller of a Trademark in any advertising or promotional materials, Reseller shall submit the same to ANP for its prior approval. Reseller's license to use ANP Trademarks is limited as set forth in this agreement and shall terminate upon expiration or termination of this agreement, or upon notice by ANP during the term of this agreement.

         3.6 In the sole discretion of ANP and for consideration acceptable to ANP, ANP may from time to time allow Reseller to advertise and/or promote Paging Services under Reseller's trademarks and trade names; provided, however, that Reseller is not in violation of any state or federal law governing the reselling of another's service under Reseller's trademarks and trade names. Absent ANP's prior written approval and acceptable consideration, Reseller shall not market or advertise the Paging Services under any trade names or trade marks other than the Trademarks, if the Reseller desires to use the Trademarks.

         3.7 Reseller can sell or lease equipment to Reseller's Subscribers, provided that the equipment is type-accepted by the FCC, is compatible with the frequencies and signaling formats of the Paging Service and is pre-approved by ANP. If Reseller supplies equipment to Reseller's Subscribers, Reseller shall keep the equipment in good operating condition.

         3.8 Reseller shall be responsible for handling all Reseller's Subscriber complaints and shall promptly advise ANP of all Subscriber Paging Service complaints received by reseller.

         3.9 In performing its duties hereunder, Reseller shall comply with all applicable federal, state and local laws, and rules and regulations of all ANP policies communicated to Reseller which are now or hereafter in effect. Reseller shall have and maintain all necessary federal, state or local government permits or certificates necessary for providing Paging Service hereunder.

         3.10 During the term hereof and after the expiration or termination of this agreement, Reseller shall maintain at its principal office for a period of three (3) years complete and accurate books of accounts and records including all documents and correspondence related to (i) Reseller's Subscribers' names, addresses, assigned Paging Numbers and billing history; (ii) Paging Service advertising and publicity and use of ANP Trademark; (iii) subscriber contacts and solicitations; (iv) Reseller's Subscriber applications and contracts; (v) Reseller's Subscriber complaints; (vi) payments by Reseller to ANP; (vii) agreement with and payments to third parties in connection with this agreement; (viii) Reseller's licenses, authorizations and compliance with the requirements of any governmental agency; and (ix) all other documents or records in connection with Reseller's performance of its duties hereunder. ANP shall have the right to inspect and make copies of only Reseller's books of account and records that specifically are related to the Paging Services provided by ANP during normal working hours and upon reasonable notice by ANP.

         3.11 During the term hereof and after the expiration or termination of this agreement, Reseller shall keep confidential and not disclose, transmit or otherwise disseminate to any third party and proprietary information concerning ANP obtained by Reseller. This agreement is proprietary information concerning ANP. During the term hereof and after the expiration or termination of this Agreement, ANP shall keep confidential and not disclose, transmit or otherwise disseminate to any third party any information concerning Reseller, its customer base, its books of account and records and other information received by ANP from Reseller. All such information shall be considered as proprietary information.

         3.12 Reseller and ANP shall conduct its business hereunder and cause its employees to act in an ethical, responsible and legal manner; and Reseller and its agents and employee shall not commit any act or omissions which could adversely affect ANP's and Reseller's name, reputation or ability to conduct its business.

4.       Paging Service Charges.

         4.1 Reseller shall pay to ANP, within fifteen (15) days of invoicing by ANP, all sums due ("ANP Service Charges") as set forth in Attachment C hereto.

                 Time of payment is of the essence.

         4.2 ANP can change (i) ANP Service Charges as set forth in Attachment C hereto; or (ii) policies relating to subscribers or Paging Service at any time, provided that

                  ANP shall give Reseller at last thirty (30) days' prior notice thereof.

         4.2     (a)      If ANP changes any service charges as set forth in
                          Attachment C hereto or any monetary policies relating to subscribers or Paging Services, then Reseller has thirty (30) days from notice of such change in which to terminate this agreement without any further obligation.

5.       Duties of ANP.

         5.1 ANP shall provide Paging Service to Reseller's Subscribers, provided (i) Paging Service is generally available, (ii) Reseller's Subscribers use equipment with frequencies and signaling formats compatible with the Paging Service and (iii) Reseller is not in breach of this agreement.

         5.2 ANP shall not be liable for any interruption or failure of Paging Services caused by or resulting from (i) any incompatibility of Reseller's Subscribers' equipment, (ii) the termination of this agreement by ANP because of Reseller's breach pursuant to Section 2 hereof or (iii) any act or event beyond the reasonable control of ANP including but not limited to wind, fire, flood, act of God, riot, war, strike or labor dispute, governmental acts or orders or any other similar or dissimilar act or event not within the reasonable control of ANP.

         5.3 ANP will not solicit for its Paging Se:vice any of Reseller's Subscribers actually known to ANP; provided, however that ANP can enter into agreements for and provide Paging Services to Reseller's Subscribers who initiate the solicitation with ANP.

5.       ANP Rights of First Negotiation and Refusal.

         6.1 Except as otherwise set forth herein, if during the term of this agreement and for a period of thirty (30) days after its expiration or termination Reseller desires to sell Reseller's Subscriber agreements or lists of Reseller's subscribers that have Paging Service provided by ANP (together with other rights related thereto, the "Subscriber Base"), ANP shall have the right of exclusive negotiation for the purchase of the Subscriber Base. The parties shall negotiate in good faith for the purchase of Reseller's Subscriber Base for a period of ten
                 (10) days from the date of Reseller's notification.

7.       Indemnity and Insurance.

         7.1 Reseller shall indemnify, defend and hold harmless ANP, its officers, directors, agents, employees, successors and assigns from and against any and all loss, claim, damage or expense (including reasonable attorneys fees and costs) arising out of or resulting from (i) any breach by Reseller of this agreement or (ii) claims by any of Reseller's Subscribers or any other third party in connection with Reseller's performance pursuant to this agreement. ANP shall notify Reseller of any such claims, action or proceeding and Reseller shall promptly undertake the defense thereof. ANP can, at its election and at its own costs, participate in the defense thereof.

         7.2 Reseller shall maintain in force, at its sole cost and expense, (i) public liability insurance with limits of not less than $3,000,000 in the aggregate for personal injury (including death); and (ii) errors and omissions, property damage and contractual liability insurance, each in an amount not less than $1,000,000 in the aggregate. Any deductible limits on such insurance shall not exceed one (1%) percent of the coverage amounts. Reseller shall provide ANP with a certificate from an insurance carrier acceptable to ANP evidencing such insurance, which shall name ANP as an additional insured (provided such additional insured status does not result in an additional cost to Reseller) and shall provide that such insurance cannot be modified or cancelled except on at least ten (10) days' prior notification to Reseller and ANP. All such insurance shall be primary and noncontributory as to any other valid and collectible insurance and shall contain a waiver of subrogation endorsement.

8.       ANP Liability.

         8.1 ANP shall have no liability to Reseller or any of Reseller's Subscribers in connection with Paging Service except as specifically set forth in this agreement or otherwise in Paging Service policies communicated to Reseller.

         8.2 WHETHER OR NOT LIMITED BY ANP SUBSCRIBER OR PAGING SERVICE POLICIES, ANP'S LIABILITY TO RESELLER SHALL BE LIMITED TO ACTUAL DAMAGES DIRECTLY RESULTING FROM BREACH BY AND OF THIS AGREEMENT AND ANP SHALL HAVE NO LIABILITY TO RESELLER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY DESCRIPTION ARISING FROM ANY BREACH, OR FROM ANY ACT OF PROVIDING OR FAILING TO PROVIDE PAGING SERVICE REGARDLESS OF THE CAUSE THEREOF.

9.       Attorneys Fees.

         If either party commences an action against the other party for the breach or alleged breach of this agreement or for its enforcement, the prevailing party shall be entitled to recover in addition to damages its reasonable attorneys' fees and costs from the other party.

10.      Nonexclusivity.

         ANP can enter into agreements with subscribers or other resellers in the Service Area for the resale of Paging Service to subscribers. Reseller can enter into agreements with other providers of Paging Service in the Service Area.

11.      Relationship of the Parties.

         The parties hereto are independent contractors. Nothing contained in this agreement shall constitute the parties as agent and principal, partners, joint ventures or employer and employee. Reseller and ANP have no authority to act on behalf of the other or otherwise bind the other in any manner.

12.      Authority.

         Each party hereto represents and warrants to the other that it has (i) all necessary power and authority to enter into and perform this agreement in accordance with its terms and (ii) all necessary authorizations from all federal, state and local governmental entities.

13.      Assignment.

         13.1 This agreement is not assignable or otherwise transferrable by Reseller, voluntarily or by operation of law, without ANP's prior written consent which shall not be unreasonably withheld. However, Reseller has the right to freely assign or transfer this agreement to an entity controlled by Reseller with notice to ANP.

         13.2 ANP's rights, obligations, liabilities or duties under this agreement may be assigned or transferred without Reseller's consent so long as the assignee or transferee assumes all of ANP's obligations, liabilities, and duties hereunder and is capable of performing all such obligations, liabilities, and duties.

14.      Notices.

         Any notice or demand given or made hereunder shall be served in the following manner:

                 (a) If given to ANP, notice shall be sent by registered or certified mail return receipt requested addressed to ANP at:

                          1800 West Park Drive Suite 250
                          Westborough, MA 01581
                          Attn:  President

         with a copy addressed to Arch Communications Group, Inc., 1800 West Park Drive Suite 250, Westborough, MA 01581, Attention: President.

                 (b) If given to Reseller, notice shall be sent by registered or certified mail return receipt requested addressed to:

                                  Mike Clark
                                  1 Lakeshore Drive, Suite 1400
                                  Lake Charles, LA 70601

                 (c) All notices may be deemed to be given two (2) days after the date of mailing.

                 (d) Either party can change its address for notice purposes by delivery of notice of such change in the manner provided herein.

15.      Entire Agreement, Controlling Law.

         15.1 This is the entire agreement of the parties, cancels and supersedes all prior understandings and agreements, oral or written, and shall not be modified or amended except by an instrument executed by the party against whom enforcement is sought. This is an agreement governed by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on behalf of each by a person with full power and authority to bind such party.



                                        ARCH NATIONWIDE PAGING, a Division of
                                        Arch Communications Enterprises, Inc.


                                        By: [ILLEGIBLE]
                                           -------------------------------
                                        IT'S  Vice President



                                        RESELLER
                                        Mercury Cellular Telephone Company



                                        By: [ILLEGIBLE]
                                           -------------------------------
                                        IT'S  Vice President/General Manager

                             ARCH NATIONWIDE PAGING

                                  Attachment A


Reseller may obtain Paging Services from Arch Nationwide Paging and resell Paging Services to Reseller's Subscribers within the following Territory:

                                  UNLIMITED

                             ARCH NATIONWIDE PAGING

                                  Attachment B


Arch Nationwide Paging grants to Reseller a limited license to advertise and promote Paging Service and use trademarks and trade names set forth below:

                             ARCH NATIONWIDE PAGING